NEW ENGLAND BUSINESS SERVICE, INC.

  First Amendment to the New England Business Service, Inc.

           Supplemental Executive Retirement Plan


    This First Amendment to the New England Business

Service, Inc. Supplemental Executive Retirement Plan (the

"Plan") is hereby adopted by New England Business Service,

Inc. (the "Company") pursuant to Article XII of the Plan,

effective October 26, 2001.  The Company hereby amends the

Plan as follows:

1.   The following new paragraph (d) is added at the end of
Section 5.1 ("Vesting Percentage"):

               5.1 Vesting Percentage
               * * *
                  (d)  This Plan is terminated or is amended to materially
                     reduce the rate or amount of future benefit accruals available to the Participant under Article VI or any successor provision of the Plan; provided that in case of such an amendment, only the Participant's Accrued
                     Benefit as of the effective date of such amendment shall become fully vested, and the Participant's
                     Vesting Percentage in any subsequent benefit accruals shall not be affected.

2. The first sentence of Section 13.2 is deleted and replaced with the following:

                13.2 Benefits After Plan Termination.

                     Each Participant shall have the right
                     to receive payment of his Vested
                     Benefits upon a complete termination
                     of the Plan, subject to any deferral
                     elections which the Participant may
                     make pursuant to the terms of the
                     Plan.
                     * * *

Except as amended hereby, the Plan is hereby reaffirmed in all respects.

Signed as a sealed Massachusetts instrument effective as of
the date stated above.
                         NEW ENGLAND BUSINESS SERVICE, INC.
                         By:  /a/ Robert J. Murray
                              Title: Chairman and CEO